UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2008

ClearPoint Business Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51200	98-0434371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Manor Drive, Suite 110, Chalfont, PA	18914
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-7710

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

ClearPoint Business Resources, Inc. (“ClearPoint”) has previously reported that it entered into a Credit Agreement (the “Credit Agreement”) with several banks and other financial institutions parties to the Credit Agreement (collectively, the “Lenders”) and Manufacturers and Traders Trust Company (“M&T”), as Administrative Agent, dated as of February 23, 2007, as amended. Under the Credit Agreement, the Lenders agreed to make Revolving Credit Loans up to $20,000,000 in the aggregate principal amount and issued a $5,000,000 Term Loan. Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement.

On March 21, 2008, ClearPoint entered into the Second Amendment to Credit Agreement (the “Second Amendment”), dated as of March 21, 2008, among ClearPoint, the Lenders and M&T. As noted in the Company’s prior press releases dated March 3, 2008 and March 6, 2008, and in the Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 5, 2008 and March 11, 2008, the Company transferred fulfillment of temporary staffing to certain third-party affiliates. These transactions furthered the Company’s 2008 debt reduction strategy by requiring the affiliates to individually fund their own receivables and carry the associated debt. As a result of these actions, the Company anticipated, as noted in the aforementioned press releases, that the majority of its revolving credit facility would be repaid by the end of this fiscal year. Pursuant to the Second Amendment, M&T has agreed to a reduction in the Company’s Revolving Credit Commitment in line with the transfer of these funding obligations and associated accounts receivable to the affiliates.

Pursuant to the Second Amendment, the Credit Agreement was amended, among other matters, as follows:

(i) the aggregate amount of the Revolving Credit Commitments was gradually reduced from $20,000,000 to $15,000,000 at March 21, 2008 and $4,000,000 at June 30, 2008;

(ii) the Applicable Margin, which is a component of the interest rate calculations, was increased to (i) 3.5% and 1.25% for any Revolving Credit Loan that is a Eurodollar Loan and a Base Rate Loan, respectively, and (ii) 4.5% and 2.25% for any Term Loan that is a Eurodollar Loan and a Base Rate Loan, respectively;

(iii) the Applicable Commitment Fee Percentage, which is included in the calculations of Commitment Fees payable by ClearPoint on the amount of the Unused Revolving Credit Commitments, was increased to .25%; and

(iv) the covenants related to the ratios of Total Debt or Senior Debt, as applicable, to Modified EBITDA were amended to lower the ratios as of September 30, 2008.

The Second Amendment also included various representations, warranties, covenants and other provisions customary for the transaction of this nature.

The foregoing is a summary of the material provisions of the Second Amendment. This summary is not intended to be complete and is qualified in its entirety by reference to the Second Amendment, which is incorporated by reference in its entirety herein and a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

ClearPoint entered into the Second Amendment, the terms of which are described in Item 1.01 above, which description is incorporated in its entirety by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of March 21, 2008, among ClearPoint Business Resources, Inc., several banks and other financial institutions parties to the Credit Agreement and Manufacturers and Traders Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2008

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Kurt Braun
	Name:	Kurt Braun
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of March 21, 2008, among ClearPoint Business Resources, Inc., several banks and other financial institutions parties to the Credit Agreement and Manufacturers and Traders Trust Company.

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